Exhibit(j)(5)


                        AMENDMENT TO CUSTODIAN CONTRACT

      This Amendment to the Custodian Contract is made as of November 3, 1997 by and between Royce Value Trust, Inc. (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

      WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of October 20, 1986 (as amended and in effect from time to time, the "Contract"); and

      WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under the Investment Company Act of 1940, as amended; and

      WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of the Fund held outside of the United States.

      NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. The amendment to the Contract dated April 2, 1992 relating to custody of the Fund's foreign securities is hereby deleted, and the parties hereto agree that it shall be and is replaced in its entirety by the provisions set forth below.

3.    The Custodian as Foreign Custody Manager.
      ----------------------------------------

3.1.  Definitions.
      -----------

Capitalized terms in this Article 3 shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including financial institutions such as any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, except that the term does not include Mandatory Securities Depositories.

"Foreign Assets" means any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(2) of Rule 17f-5.

"Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund determines to place Foreign Assets in a country outside the United States (i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

3.2. Delegation to the Custodian as Foreign Custody Manager.
     ------------------------------------------------------

The Fund, by resolution adopted by its Board of Directors (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Article 3 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager of the Fund.

3.3.  Countries Covered.
      -----------------

The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the Fund's assets. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with Section 3.7 of this Article 3.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account, or to place or maintain Foreign Assets, in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Fund with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

3.4.  Scope of Delegated Responsibilities.
      -----------------------------------

3.4.1.   Selection of Eligible Foreign Custodians.
         ----------------------------------------

Subject to the provisions of this Article 3, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.

In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation:

      (i) the Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), its methods of keeping custodial records, and its security and data protection practices;

      (ii) whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Foreign Assets;

      (iii) the Eligible Foreign Custodian's general reputation and standing and, in the case of a foreign securities depository or clearing agency which is not a Mandatory Securities Depository, the foreign securities depository's or clearing agency's operating history and the number of participants in the foreign securities depository or clearing agency; and

      (iv) whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States.

3.4.2.   Contracts With Eligible Foreign Custodians.
         ------------------------------------------

The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will provide reasonable care for the Foreign Assets held by that Eligible Foreign Custodian based on the standards applicable to custodians in the particular country. Each such contract shall include provisions that provide:

      (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of the Foreign Assets held in accordance with such contract;

      (ii) that the Foreign Assets will not be subject to any right, security interest, or lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of the Eligible Foreign Custodian arising under bankruptcy, insolvency, or similar laws;

      (iii) that beneficial ownership of the Foreign Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

      (iv) that adequate records will be maintained identifying the Foreign Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;

      (v) that the Fund's independent public accountants will be given access to those records or confirmation of the contents of those records; and

      (vi) that the Fund will receive periodic reports with respect to the safekeeping of the Foreign Assets, including, but not limited to, notification of any transfer of the Foreign Assets to or from the Fund's account or a third party account containing the Foreign Assets held for the benefit of the Fund, or, in lieu of any or all of the provisions set forth in (i) through (vi) above, such other provisions that the Foreign Custody Manager determines will provide, in their entirety, the same or greater level of care and protection for the Foreign Assets as the provisions set forth in (i) through (vi) above in their entirety.

3.4.3.   Monitoring.
         ----------

In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section
3.7 hereunder.

3.5.  Guidelines for the Exercise of Delegated Authority.
      --------------------------------------------------

For purposes of this Article 3, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund, and the Board shall be deemed to be monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate. The Fund and the Custodian each expressly acknowledge that the Foreign Custody Manager shall not be delegated any responsibilities under this Article 3 with respect to Mandatory Securities Depositories.

3.6.  Standard of Care as Foreign Custody Manager of the Fund.
      -------------------------------------------------------

In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the Investment Company Act of 1940, as amended, would exercise.

3.7.  Reporting Requirements.
      ----------------------

The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Fund described in this Article 3 after the occurrence of the material change.

3.8.  Representations with Reject to Rule 17f-5.
      -----------------------------------------

The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Fund.

3.9.  Effective Date and Termination of the Custodian as Foreign Custody
      ------------------------------------------------------------------
      Manager.
      -------

The Board's delegation to the Custodian as Foreign Custody Manager of the Fund shall be effective as of the date of execution of this Amendment and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty days after receipt by the non-terminating party of such notice. The provisions of Section 3.3 of this Article 3 shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

4.    Duties of the Custodian with Respect to Property of the Fund Held
      -----------------------------------------------------------------
      Outside the United States.
      -------------------------

4.1.  Definitions.
      -----------

Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means either a clearing agency or a securities depository listed on Schedule A hereto or a Mandatory Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian or a Permissible Foreign Custodian.

"Permissible Foreign Custodian" means any person with whom property of the Fund may be placed and maintained outside of the United States under (i)
section 17(f) or 26(a) of the Investment Company Act of 1940, as amended, without regard to Rule 17f-5 or (ii) an order of the U.S. Securities and Exchange Commission.

4.2.  Holding Securities.
      ------------------

The Custodian shall identify on its books as belonging to the Fund the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Fund, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii) the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.  Foreign Securities Systems.
      --------------------------

Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Contract.

4.4.  Holding of Foreign Assets With Permissible Foreign Custodians.
      -------------------------------------------------------------

Subject to the requirements of Sections 17(f) and 26(a) of the Investment Company Act of 1940, as amended (and any other applicable law or order), the Custodian may place and maintain Foreign Assets in the care of any Permissible Foreign Custodian. Article 3 (other than the definitions in Section 3.1) of this Contract shall not apply to placement of Foreign Assets by the Custodian with a Permissible Custodian.

4.5.  Transactions in Foreign Custody Account.
      ---------------------------------------

      4.5.1.    Delivery of Foreign Securities.
                ------------------------------

The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Fund held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

      (i) upon the sale of such foreign securities for the Fund in accordance with reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

      (ii) in connection with any repurchase agreement related to foreign securities;

      (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Fund;

      (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

      (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

      (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

      (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

      (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

      (ix) for delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund;

      (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

      (xi)  in connection with the lending of foreign securities; and

      (xii) for any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a copy of a resolution of the Board or of an Executive Committee of the Board so authorized by the Board, signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary that the resolution was duly adopted and is in full force and effect (a "Certified Resolution"), specifying the foreign securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

      4.5.2.  Payment of Fund Monies.
              -----------------------

Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the Fund in the following cases only:

      (i) upon the purchase of foreign securities for the Fund, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

      (ii) in connection with the conversion, exchange or surrender of foreign securities of the Fund;

      (iii) for the payment of any expense or liability of the Fund including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

      (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

      (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

      (vi)  in connection with the borrowing/lending of foreign securities;
            and

      (vii) for any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a Certified Resolution specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

      4.5.3.  Market Conditions.
              -----------------

Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

4.6.  Registration of Foreign Securities.
      ----------------------------------

The foreign securities maintained in the custody of a Foreign Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.7.  Bank Accounts.
      -------------

A bank account or bank accounts opened and maintained outside the United States on behalf of the Fund with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Fund.

4.8.  Collection of Income.
      --------------------

The Custodian shall use reasonable endeavors to collect all income and other payments in due course with respect to the Foreign Assets held hereunder to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.9.  Proxies.
      -------

The Custodian will generally with respect to the foreign securities held under this Article 4 use its reasonable endeavors to facilitate the exercise of voting and other shareholder proxy rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.10. Communications Relating to Foreign Securities.
      ---------------------------------------------

The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Fund at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which such right or power is to be exercised.

4.11. Liability of Foreign Sub-Custodians and Foreign Securities Systems.
      ------------------------------------------------------------------

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with such Foreign Sub-Custodian's performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.12. Tax Law.
      -------

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.13. Liability of Custodian.
      ----------------------

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is (A) part of Country Risk or (B) part of the "prevailing country risk" of the Fund, as such term is used in SEC Release Nos. IC-22658; IS-1080 (May 12, 1997) or as such term or other-similar terms are now or in the future interpreted by the U.S. Securities and Exchange Commission or by the staff of the Division of Investment Management of such Securities and Exchange Commission.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities Depository, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

II. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

      IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


WITNESSED BY:                            STATE STREET BANK AND TRUST COMPANY


_________________________________
Glenn Ciotti                             By:_________________________________
Vice President &                         Name:  Ronald E. Logue
Associate Counsel                        Title: Executive Vice President







WITNESSED BY:                            ROYCE VALUE TRUST, INC.


_________________________________
                                         By:_________________________________
                                         Name:
                                         Title:

                                                    STATE STREET                               SCHEDULE A
                                               GLOBAL CUSTODY NETWORK
                                       SUBCUSTODIANS AND OPTIONAL DEPOSITORIES


Country                          Subcustodian                                        Optional Depositories

Argentina                        Citibank, N.A.                                      --

Australia                        Westpac Banking Corporation                         --

Austria                          GiroCredit Bank Aktiengesellschaft der Sparkassen   --

Bahrain                          The British Bank of the Middle East (as delegate    --
                                 of the Hongkong and Shanghai Banking Corporation
                                 Limited)

Bangladesh                       Standard Chartered Bank                             --

Belgium                          Generale Bank                                       --

Bermuda                          The Bank of Bermuda Limited                         --

Bolivia                          Banco Boliviano Americano                           --

Botswana                         Barclays Bank of Botswana Limited                   --

Brazil                           Citibank, N.A.                                      --

Canada                           Canada Trustco Mortgage Company                     --

Chile                            Citibank, N.A.                                      --

People's Republic of China       The Hongkong and Shanghai Banking Corporation       --
                                 Limited, Shanghai and Shenzhen branches

Columbia                         Cititrust Colombia S.A.                             --
                                 Sociedad Fiduciaria

Croatia                          Privredana banka Zagreb d.d                         --

Cyprus                           Barclays Bank PLC Cyprus Offshore Banking Unit      --





                                                    STATE STREET                               SCHEDULE A
                                               GLOBAL CUSTODY NETWORK
                                       SUBCUSTODIANS AND OPTIONAL DEPOSITORIES


Country                          Subcustodian                                        Optional Depositories

Czech Republic                   Ceskoslovenska Obchodni                             --
                                 Banka A.S.

Denmark                          Den Danske Bank                                     --

Ecuador                          Citibank, N.A.                                      --

Egypt                            National Bank of Egypt                              --

Estonia                          Hansabank                                           --

Finland                          Merita Bank Limited                                 --

France                           Banque Paribas                                      --

Germany                          Dresdner Bank AG                                    --

Ghana                            Barclays Bank of Ghana Limited                      --

Greece                           National Bank of Greece S.A                         Bank of Greece

Hong Kong                        Standard Chartered Bank                             --

Hungary                          Citibank Budapest Rt.                               --

India                            Deutsche Bank AG; The Hongkong and Shanghai         --
                                 Banking Corporation Limited

Indonesia                        Standard Chartered Bank                             --

Ireland                          Bank of Ireland                                     --

Israel                           Bank Hapoalim B.M.                                  --

Italy                            Banque Paribas                                      --

Ivory Coast                      Societe Generale de Banques en Cote d'Ivoire        --

Jamaica                          Scotiabank Trust and Merchant Bank                  --




                                                    STATE STREET                               SCHEDULE A
                                               GLOBAL CUSTODY NETWORK
                                       SUBCUSTODIANS AND OPTIONAL DEPOSITORIES


Country                          Subcustodian                                        Optional Depositories


Japan                            The Daiwa Bank, Limited;                            Japan Securities Depository
                                 The Fuji Bank, Limited;                             Center;
                                 The Sumitomo Trust
                                 & Banking Co., Ltd.

Jordan                           The British Bank of the Middle East (as delegate    --
                                 of the Hongkong and Shanghai Banking Corporation
                                 Limited)

Kenya                            Barclays Bank of Kenya Limited                      --

Republic of Korea                Citibank, N.A.                                      --

Lebanon                          The British Bank of the Middle East                 Custodian and Clearing Center
                                 (as delegate of the Hongkong and                    of Financial Instruments for
                                 Shanghai Banking Corporation                        Lebanon (MIDCLEAR) S.A.L.;
                                 Limited)

Malaysia                         Standard Chartered Bank                             --
                                 Malaysia Berhad

Mauritius                        The Hongkong and Shanghai Banking Corporation       --
                                 Limited

Mexico                           Citibank Mexico, S.A.                               --

Morocco                          Banque Commerciale du Maroc                         --

Namibia                          (via) Standard Bank of South Africa                 -

Netherlands                      MeesPierson N.V.                                    --

New Zealand                      ANZ Banking Group                                   --
                                 (New Zealand) Limited

Norway                           Christiania Bank og Kreditkasse                     --

Oman                             The British Bank of the Middle East (as delegate    --
                                 of the Hongkong and
                                 Shanghai Banking Corporation Limited)



                                                    STATE STREET                               SCHEDULE A
                                               GLOBAL CUSTODY NETWORK
                                       SUBCUSTODIANS AND OPTIONAL DEPOSITORIES


Country                          Subcustodian                                        Optional Depositories


Pakistan                         Deutsche Bank AG                                    --

Peru                             Citibank, N.A.                                      --

Philippines                      Standard Chartered Bank                             --

Poland                           Citibank Poland S.A.                                --

Portugal                         Banco Comercial Portugues                           --

Romania                          ING Bank, N.V.                                      --

Russia                           Credit Suisse First Boston, Zurich                  --
                                 via Credit Suisse First Boston
                                 Limited, Moscow

Singapore                        The Development Bank                                --
                                 of Singapore Ltd.

Slovak Republic                  Ceskoslovenska Obchodna                             --
                                 Banka A.S.

South Africa                     Standard Bank of South Africa Limited               --

Spain                            Banco Santander, S.A.                               --

Sri Lanka                        The Hongkong and Shanghai Banking Corporation       --
                                 Limited

Swaziland                        Barclays Bank of Swaziland Limited                  --

Sweden                           Skandinaviska Enskilda Banken                       --

Switzerland                      Union Bank of Switzerland                           --

Taiwan - R.O.C.                  Central Trust of China                              --

Thailand                         Standard Chartered Bank                             --

Trinidad & Tobago                Republic Bank Ltd.                                  --



                                                    STATE STREET                               SCHEDULE A
                                               GLOBAL CUSTODY NETWORK
                                       SUBCUSTODIANS AND OPTIONAL DEPOSITORIES


Country                          Subcustodian                                        Optional Depositories


Tunisia                          Banque Internationale Arabe de Tunisie              --

Turkey                           Citibank, N.A.                                      --

United Kingdom                   State Street Bank and Trust                         --

Uruguay                          Citibank, N.A.                                      --

Venezuela                        Citibank, N.A.                                      --

Zambia                           Barclays Bank of Zambia Limited                     --

Zimbabwe                         Barclays Bank of Zimbabwe Limited                   --

Euroclear (The Euroclear System)

Cedel (Cedel Bank, societe anonyme)

INTERSETTLE (for EASDAQ Securities)

                                 STATE STREET                       SCHEDULE B
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

Country                                        Mandatory Depositories

Argentina                                      -Caja de Valores S.A.;

                                               -CRYL

Australia                                      -Austraclear Limited;

                                               -Reserve Bank Information and
                                               Transfer System

Austria                                        -Oesterreichische Kontrollbank
                                               AG (Wertpapiersammelbank
                                               Division)

Belgium                                        -Caisse Interprofessionnelle de
                                               Depots et de Virements de Titres
                                               S.A.;

                                               -Banque Nationale de Belgique

Brazil                                         -Bolsa de Valores de Sao Paulo;

                                               -Bolsa de Valores de Rio de
                                               Janeiro
                                               - All SSB clients presently use
                                               Calispa

                                               -Central de Custodia e de
                                               Liquidacao Financeira de Titulos

                                               -Banco Central do Brasil,
                                               Systema Especial de Liquidacao e
                                               Custodia

Canada -The Canadian Depository for Securities Limited; West Canada Depository Trust Company
                                               [depositories linked]

People's Republic of China                     -Shanghai Securities Central
                                               Clearing and Registration
                                               Corporation;

                                               -Shenzhen Securities Central
                                               Clearing Co., Ltd.

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                 STATE STREET                       SCHEDULE B
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

Country                                        Mandatory Depositories

Croatia                                        Ministry of Finance

Czech Republic                                 -Stredisko cennych papiru;

                                               -Czech National Bank

Denmark                                        -Vaerdipapircentralen - The
                                               Danish Securities Center

Egypt                                          -Misr Company for Clearing,
                                               Settlement, and Central
                                               Depository

Estonia                                        Eesti Vaartpaberite
                                               Keskdepositooruim

Finland                                        -The Finnish Central Securities
                                               Depository

France                                         -Societe Interprofessionnelle
                                               pour la Compensation des Valeurs
                                               Mobilieres;

                                               -Banque de France, Saturne System

Germany                                        -The Deutscher Kassenverein AG

Greece                                         -The Central Securities
                                               Depository (Apothetirion Titlon
                                               A.E.);

Hong Kong                                      -The Central Clearing and
                                               Settlement System;

                                               -The Central Money Markets Unit

Hungary -The Central Depository and Clearing House (Budapest) Ltd. [Mandatory for Gov't Bonds only; SSB does not use for other securities]

Indonesia                                      -Bank of Indonesia



* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                 STATE STREET                       SCHEDULE B
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

Country                                        Mandatory Depositories

Ireland                                        -The Central Bank of Ireland,
                                               The Gilt Settlement Office

Israel                                         -The Clearing House of the Tel
                                               Aviv Stock Exchange;

                                               -Bank of Israel

Italy                                          -Monte Titoli S.p.A.;

                                               -Banca d'Italia

Japan                                          -Bank of Japan Net System

Republic of Korea                              -Korea Securities Depository

Lebanon                                        -The Central Bank of Lebanon

Malaysia                                       -Malaysian Central Depository
                                               Sdn. Bhd.;

                                               -Bank Negara Malaysia, Scripless
                                               Securities Trading and
                                               Safekeeping Systems

Mauritius                                      -The Central Depository &
                                               Settlement System

Mexico                                         -S.D. INDEVAL, S.A. de C.V.
                                               (Instituto para el Deposito de
                                               Valores);





* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                 STATE STREET                       SCHEDULE B
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

Country                                        Mandatory Depositories

Netherlands                                    -Nederlands Centraal lnstituut
                                               voor Giraal Effectenverkeer B.V.
                                               ("NECIGEF");

                                               -De Nederlandsche Bank N.V.
                                               ("NBNV")**

New Zealand                                    -New Zealand Central Securities
                                               Depository Limited

Norway                                         -Verdipapirsentralen - The
                                               Norwegian Registry of Securities

Oman                                           -Muscat Securities Market

Peru                                           -Caja de Valores y Liquidaciones
                                               (CAVALI, S.A.)

Philippines                                    -The Philippines Central
                                               Depository Inc.

                                               -The Book-Entry-System of Bangko
                                               Sentral ng Pilipinas;

                                               -The Registry of Scripless
                                               Securities of the Bureau of the
                                               Treasury

Poland                                         -The National Depository of
                                               Securities (Krajowy Depozyt
                                               Papierow Wartooeciowych);

                                               -National Bank of Poland

Portugal                                       -Central de Valores Mobiliarios



* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.
** It is planned that as of 1/1/98 NBNV will no longer hold government securities, all securities will be transferred to NECIGEF.

                                 STATE STREET                       SCHEDULE B
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

Country                                        Mandatory Depositories

Romania                                        -National Securities Clearing,
                                               Settlement and Depository Co.;

                                               -Bucharest Stock Exchange;

                                               -National Bank of Romania

Singapore                                      -The Central Depository (Pte)
                                               Limited;

                                               -Monetary Authority of Singapore

Slovak Republic                                -Stredisko Cennych Papierov;

                                               -National Bank of Slovakia

South Africa                                   -The Central Depository Limited

Spain                                          -Servicio de Compensacion y
                                               Liquidacion de Valores, S.A.;

                                               -Banco de Espana, Anotaciones en
                                               Cuenta

Sri Lanka                                      -Central Depository System (Pvt)
                                               Limited

Sweden                                         -Vardepapperscentralen VPC AB

                                               -The Swedish Central Securities
                                               Depository

Switzerland                                    -Schweizerische Effekten - Giro
                                               AG;

Taiwan- R.O.C.                                 -The Taiwan Securities Central
                                               Depository Company, Ltd.

Thailand                                       -Thailand Securities Depository
                                               Company Limited

Tunisia                                        -STICODEVAM;

                                               -Central Bank of Tunisia;




* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                 STATE STREET                       SCHEDULE B
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

Country                                        Mandatory Depositories


                                               -Tunisian Treasury

Turkey                                         -Takas ve Saklama Bankasi A.S.;

                                               -Central Bank of Turkey

United Kingdom                                 -The Bank of England,
                                               The Central Gilts Office;
                                               The Central Moneymarkets Office;
                                               The European Settlements Office;

                                               -First Chicago Clearing Centre

Uruguay                                        -Central Bank of Uruguay

Zambia                                         -Lusaka Central Depository




* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.